Exhibit 5.1

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218 FILE NO: 58036.000021

September 11, 2017

Insmed Incorporated

10 Finderne Avenue, Building 10

Bridgewater, New Jersey 08807

Insmed Incorporated

Public Offering of 14,123,150 Shares of Common Stock

Ladies and Gentlemen:

We have acted as special Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the Company’s issuance and sale of 14,123,150 shares of its common stock, par value $0.01 per share (the “Shares”), pursuant to (i) the Registration Statement on Form S-3 (Registration No. 333-218118) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 19, 2017 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the prospectus, dated May 19, 2017, contained in the Registration Statement and the prospectus supplement thereto, dated September 6, 2017 (collectively, the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) the Prospectus, (v) the Underwriting Agreement, dated September 6, 2017 (the “Underwriting Agreement”), by and among the Company and Goldman Sachs & Co. LLC and Leerink Partners LLC, as managers of the several underwriters named therein (collectively, the “Underwriters”), (vi) resolutions

ATLANTA   AUSTIN   BANGKOK   BEIJING   BRUSSELS   CHARLOTTE   DALLAS   HOUSTON   LONDON   LOS ANGELES

McLEAN   MIAMI   NEW YORK   NORFOLK   RALEIGH   RICHMOND   SAN FRANCISCO   TOKYO   WASHINGTON

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of the Company’s Board of Directors and pricing committee thereof and (vii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on September 5, 2017, and confirmed on the date hereof, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.                                      The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia with the corporate power to issue the Shares.

2.                                      The Shares have been duly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to (i) the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K filed on the date hereof, (ii) the incorporation by reference of this opinion into the Registration Statement and (iii) the reference to our firm under the heading “Legal Matters” in the Registration Statement and the Prospectus.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton & Williams LLP